EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of December, 1996, by and between Jacques E. Gavois (the "Employee") and XOX CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

         A. The Employee desires to work as an employee of the Company.
         B. Simultaneous with the execution of this Agreement, the Company and the Employee will also enter into a License and Purchase Agreement, the subject of which will pertain, in part, to the duties of the Employee while employed by the Company (the "License Agreement").
         C. The Company wishes to enter into an agreement with the Employee governing the terms and conditions of his employment, and the Employee is willing to be employed on the terms and conditions set forth in this Agreement.

                              TERMS AND CONDITIONS

         In consideration of the premises recited above and the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

         1. EMPLOYMENT PERIOD. The Company agrees to employ the Employee, and the Employee agrees to serve the Company in the capacity noted below, for the period beginning on the date of this Agreement and ending on December 15, 1998, unless the Employee's employment is terminated pursuant to paragraph 4 or paragraph 6 of this Agreement. Unless his employment is terminated earlier pursuant to the terms of this Agreement, after December 15, 1998, the Employee shall continue to be employed by the Company as an employee at will.

         2. DUTIES. The Employee shall perform such duties as the Vice President of Research or the Development Manager of the Company shall direct. The Employee shall devote his best efforts and all of his business time and attention (except for usual vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its divisions and subsidiaries.

         3. COMPENSATION. During the term of his employment, the Employee shall be compensated as follows:

            a. Salary. The Employee shall be paid a salary at an initial rate of $65,000 per year. The Employee's salary shall be reviewed by the Company from time to time. The Employee's salary shall be paid in equal, semi-monthly installments.

            b. Stock Options. The Employee shall be granted an option to purchase 15,000 shares of the Company's common stock (the "Options") subject to the terms and conditions of the Company's 1996 Omnibus Stock Plan and related stock option agreement. The Options shall vest according to the following schedule: 20% of the Options will vest immediately and 20% of the remaining Options will vest annually thereafter. The provisions of this Agreement shall supersede any contrary terms found in the Company's Omnibus Stock Plan and related stock option agreement.

            c. Expenses. The Employee shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company and its subsidiaries relating to the reimbursement of expenses.

            d. Vacations; Fringe Benefits. In addition to any other compensation provided under this Agreement, the Employee shall be entitled to vacation in accordance with the Company's policies as in effect from time to time, and shall be entitled to participate, during the term of his employment, in any employee benefit plans or fringe benefit programs which are from time to time maintained by the Company for its executive officers, in accordance with the provisions of such plans or programs from time to time in effect.

            e. Deductions and Withholding. All compensation and other benefits payable to or on behalf of the Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by the Employee or required by applicable law.

         4. DISABILITY. If, during the term of his employment, the Employee shall become incapacitated by accident or illness and, in the opinion of the Board of Directors of the Company, shall be unable to perform the duties of the position he then occupies for a period of 120 consecutive days, the Company shall have the right to place the Employee on disability status by giving written notice thereof to the Employee, and the Employee's term of employment shall terminate 30 days after such written notice is given. If the term of his employment is thus terminated, the Employee shall not be entitled to receive any compensation or other benefits pursuant to this Agreement, other than compensation or benefits accrued through the effective date of termination of employment. In the event that the Employee's employment is terminated pursuant to this paragraph and does not receive benefits under any disability policy, then fifty percent (50%) of any unvested Options held by Employee shall vest and become exercisable in full at the expiration of the non-competition period set forth in paragraph 7 of this Agreement, provided that the Employee has not violated his obligations under this Agreement; and provided further, however, that this provision shall not result in the extension of the expiration date of any of the Options. Termination of the Employee's employment pursuant to this section 4 shall not in any way effect either party's obligations under the License Agreement or the enforceability of such agreement in general.

         5. OTHER BENEFITS. The compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that the Employee or his beneficiaries may be entitled to receive under the provisions of any pension, profit sharing, disability, or other employee benefit plan now or hereafter maintained by the Company.

         6. TERMINATION.

            a. By the Company, For Cause. The Company may terminate the Employee's employment for "cause" immediately, by delivering to the Employee written notice of such termination.

               (i) If the Company terminates the Employee's employment for cause, the Employee shall not be entitled to receive any compensation or other benefits pursuant to this Agreement, other than the compensation or benefits accrued through the effective date of termination of his employment.

               (ii) For the purposes of this Agreement, "cause" shall mean any failure by the Employee to comply with the terms of this Agreement in any material respect, any failure by the Employee to follow lawful reasonable written directions of the Employee's managing supervisor, any conduct by the Employee that has a material detrimental effect upon the Company, or any conduct by the Employee involving dishonesty or moral turpitude.

            b. By the Company, Without Cause. The Company may terminate the Employee's employment without cause upon 30 days prior written notice to the Employee. If the Company terminates the Employee's employment at any time for reasons other than those specified in paragraph (ii) of subparagraph 6.a. of this Agreement, then any unvested Options held by the Employee shall vest and become exercisable in full at the expiration of the non-competition period set forth in paragraph 7 of this Agreement, provided that the Employee has not violated his obligations under this Agreement; and provided further, however, that this provision shall not result in the extension of the expiration date of any of the Options.

            c. By the Employee, For Cause. The Employee may terminate his employment upon 30 days prior written notice to the Company if the Company fails to perform any of its obligations under this Agreement or the License Agreement. The 30-day written notice shall specify in reasonable detail the basis for termination by the Employee and, during such 30-day period, the Company shall have the opportunity to cure the stated reason. If the Company fails to cure a stated reason, the Employee may terminate his employment at the end of the 30-day notice period.

            d. By the Employee, Without Cause. After December 15, 1998, the Employee may voluntarily terminate his employment at any time upon 30 days prior written notice to the Company.

               (i) If the Employee terminates his employment for reasons other than those specified in subparagraph 6.c. of this Agreement, the Employee shall not be entitled to receive any compensation or other benefits pursuant to this Agreement, other than the compensation or benefits accrued through the effective date of termination of his employment; or

               (ii) If the Employee terminates his employment for reasons other than those specified in subparagraph 6.c of this Agreement prior to December 15, 1998, in addition to any and all remedies available under the law, the Company will not be required to pay any further Transfer Fees owed to the Employee under the License Agreement in order to receive full ownership of the Software. (Any terms used in this paragraph 6.d.ii which have not been defined in this Agreement are to be construed as defined in the License Agreement).

            e. Termination After Change in Control. If, after a "change in control" of the Company, the Employee's employment is terminated by the Company pursuant to paragraph 6.b. or by the Employee pursuant to paragraph 6.c., all unvested Options held by the Employee shall vest and become exercisable in full at the expiration of the non-competition period set forth in paragraph 7 of this Agreement, provided that the Employee has not violated his obligations under this Agreement; and provided further, however, that this provision shall not result in the extension of the expiration date of any such stock option. For purposes of this Agreement, "change in control" shall mean (i) the merger or consolidation of the Company with or into another corporation under circumstances in which the Company is not the surviving entity; or (ii) the sale of all or substantially all of the assets and business of the Company, or all or substantially all of the Company's equity securities.

         7. COMPETITION; NON-SOLICITATION.

            a. During the term of his employment, the Employee will not, except with the express written consent of the Board of Directors of the Company, become engaged in, or permit his name to be used in connection with any business other than the businesses of the Company and its subsidiaries, whether or not such other business is a competitive business.

            b. The Employee covenants and agrees that during the term of his employment and for a period which is the longer of (1) two years from the date of this Agreement and only if Employee terminates his employment "without cause"; or (2) six months from the termination of the Employee's employment with the Company, he will not, except with the express written consent of the Board of Directors of the Company:

               (i) directly or indirectly engage in, or permit his name to be used in connection with, any competitive business;

               (ii) directly or indirectly engage in business with a customer of the Company and thereby cause the Company to lose said customer's business or any significant part thereof;

               (iii) directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or its subsidiaries;

               (iv) directly or indirectly solicit the services of any supplier, distributor or representative of the Company or induce any supplier, distributor or representative of the Company to terminate or discontinue its relationship to the Company; or

               (v) directly or indirectly hire, offer to hire, entice away or in any manner persuade or attempt to persuade any officer, employee or agent of the Company or any of its subsidiaries to discontinue his or her relationship with the Company or its subsidiaries.

            c. For the purposes of this paragraph 7:

               (i) the phrase "directly or indirectly engage in" shall encompass: (A) all of the Employee's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm or corporation (other than the Company and its subsidiaries), or (B) the Employee's ownership of more than 2% of the voting stock of the corporation, 5% or more of the gross income of which is derived from any business or businesses in which the Employee may not then engage; and

               (ii) the phrase "competitive business" shall mean the conduct, anywhere in the world, of: (A) the development and/or sale of software for geometric computing and solid modeling, including but not limited to software modeling kernels for sale or license to other software developers; or (B) any other business which accounts for, or is reasonably anticipated to account for, at least 5% of the Company's consolidated gross revenues.

         8. DISCLOSURE OF INFORMATION. Employee acknowledges that, in and as a result of his employment by the Company, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, the Company's trade secrets, products, systems, programs (including, without limitation, the Company's computer software programs, procedures, manuals, guides, as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer site information, technical information on the performance and reliability of the Company's products or programs and the development or acquisition of future products or product enhancements by the Company) and lists of customers, as well as the nature and type of the services rendered by the Company and the fees paid by the Company's customers. Employee further acknowledges that any information and materials received by the Company from third parties in confidence (or subject to nondisclosure covenants) shall be deemed to be and shall be confidential information within the meaning of this paragraph 8. As a material inducement to the Company to employ Employee and to pay to Employee compensation for such services to be rendered to the Company by Employee (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Employee covenants and agrees that he shall not, except with the prior written consent of the Company, or except if Employee is acting as an employee of the Company solely for the benefit of the Company in connection with the Company's business and in accordance with the Company's business practices and employee policies, at any time during or following the term of his employment with the Company, directly or indirectly divulge, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with the Company, including, without limitation, any Proprietary Information, as defined in paragraph 9 hereof.

         9. DEFINITION OF PROPRIETARY INFORMATION. For purposes of this Agreement, the term "Proprietary Information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Employee receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his employment with the Company, in the course of his employment with the Company, (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering or otherwise) or through the use of any of the Company's facilities or resources:

            (a) Application, operating system, communication and other computer software, including, without limitation, all versions and all options available with respect to, and all future products developed or derived from Geometric Processing mathematical models, used in various applications pertaining to the Company's business;

            (b) With respect to the software, hardware and related items described in paragraph 9.a above, all source and object codes, flowcharts, algorithms, coding sheets, compilers, assemblers, design concepts, routines and sub-routines, documents and manuals;

            (c) Production processes, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information and other materials or information relating to the manner in which the Company does business;

            (d) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how", source codes, object codes, designs, drawings and specifications;

            (e) Any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities; and

            (f) All ideas which are derived from or relate to Employee's access to or knowledge of any of the above-enumerated materials and information.

Failure to mark any of the Proprietary Information as confidential shall not affect its status as part of the Proprietary Information under the terms of this Agreement.

        10. OWNERSHIP OF INFORMATION.

            (a) Employee hereby assigns to the Company all of Employee's right, title and interest in any idea (whether or not patentable of protectable by copyright), invention, computer software program or other computer related equipment or technology, conceived or developed in whole or in part, or in which Employee may have aided in its development, while employed by the Company, including, without limitation, any Proprietary Information. If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made for hire", as such term is defined in 17 U.S.C. ss. 101 such work shall be considered "work made for hire", the copyright of which shall be owned solely, completely and exclusively by the Company. If any of the aforementioned are considered to be work not included in the categories of work covered by the "work made for hire" definition contained in 17 U.S.C. ss. 101, such work shall be owned, assigned or transferred completely and exclusively to the Company. Employee agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after Employee's employment with the Company) in order to more fully vest in the Company all ownership rights in those items hereby transferred by Employee to the Company. Employee further agrees to disclose immediately to the Company all Proprietary Information conceived or developed in whole or in part by him during the term of his employment with the Company and to assign to the Company any tight, title or interest he may have in such Proprietary Information.

            (b) Employee hereby represents and warrants that Employee has fully disclosed to the Company on Schedule A hereto any idea, invention, computer software program or other computer-related equipment or technology not covered in paragraph 9.a above which, prior to his employment with the Company, Employee conceived of or developed, wholly or in part, but which has not been published or filed with the United States Patent or Copyright Offices.

        11. REMEDIES.

            a. Specific Performance; Injunctive Relief. It is agreed that it would be difflcult to measure the damage to the Company from any breach of this Agreement by the Employee, and that injury to the Company from any breach would be incalculable and irremediable and that damages therefor may be an inadequate remedy. Accordingly, the Employee agrees that the Company may obtain specific performance and/or injunctive relief in order to enforce the provisions of this Agreement or prevent any violation thereof. This provision with respect to specific performance and injunctive relief shall not, however, diminish the right of the Company to claim and recovery damages in addition to specific performance and injunctive relief.

            b. Enforcement. If, at the time of enforcement of any provision of paragraphs 7, 8, 9, and 10, a court shall hold that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area.

        12. SUCCESSORS.

            a. Of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to terminate his employment with the Company and to receive the payments provided for in subparagraph 6.e. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, and any successor to the business and/or assets of the Company which executes and delivers the agreement provided for in this paragraph 12 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

            b. Of the Employee. This Agreement shall inure to the benefit of and shall be enforceable by the Employee, his legal representative, or other successors in interest.

        13. GENERAL PROVISIONS.

            a. Modification, Amendment or Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            b. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            c. Assignment. The Employee's rights and interests under this Agreement may not be assigned, pledged, or encumbered by him without the Company's written consent.

            d. Survival. The rights and obligations of the parties, included but not limited to those under paragraphs 7, 8, 9, and 10 hereof, shall survive the term of the Employee's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

            e. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

            f. Notices. Any notice to be served under this Agreement shall be in writing and shall be deemed given when personally delivered or when mailed by registered or certified mail, registry or certification fee and postage prepaid and return receipt requested, addressed:

If to the Company, to         XOX Corporation
                              1450 Energy Park Drive
                              Suite 120
                              Saint Paul, MN 55108

If to the Employee, to:       Jacques E. Gavois

                              _________________________________

                              _________________________________

                              _________________________________

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

            g. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements between the parties relating to the same subject matter.

            h. Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

            i. Effect of Headings. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         THE COMPANY:                     XOX CORPORATION


                                          By  /s/ Lawrence W. McGraw
                                              --------------------------------
                                              Lawrence W. McGraw
                                              President and CEO

         EMPLOYEE:


                                          By  /s/ Jacques E. Gavois
                                              --------------------------------
                                              Jacques E. Gavois



                                   SCHEDULE A


-Any idea, original or special algorithms, mathematical formula, methods or know-how (the "Trade Secrets and Patentable Inventions" as defined in the License Agreement) used or embodied in the Software MACADAMIA prior to or at the time of its delivery to the Company.

-The idea of computing on a surface the reflexion lines of a set of line-sources of light, equally spaced on a large cylinder, by using reversed ray-tracing and coding the result (color of pixels) on the bitmap of the screen such that simple swapping of the bit of that bitmap in graphic memory would give the illusion of reflexion lines on the surface interactively moving from one position to another corresponding to diverse rotations (angular shift) of the cylinder supporting the original line-sources of lights.